As filed with the Securities and Exchange Commission on September 18,
1995
                              Registration No.  33-12439




          SECURITIES AND EXCHANGE COMMISSION
               WASHINGTON,  D.C.   20549


            POST-EFFECTIVE AMENDMENT NO. 2
                          to
                       FORM S-8
                REGISTRATION STATEMENT
                         UNDER
              THE SECURITIES ACT OF 1933


            HOUSTON INDUSTRIES INCORPORATED
  (Exact name of issuer as specified in its charter)

         Texas                                      74-1885573
(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                 Identification No.)

            Houston Industries Incorporated
                 4400 Post Oak Parkway
                    5 Post Oak Park
                Houston, Texas   77027
 (Address of Principal Executive Offices)   (Zip Code)


                Paragon Communications
             Employees Stock Savings Plan
               (Full title of the plan)


                  William A. Cropper
             Vice President and Treasurer
            Houston Industries Incorporated
                 4400 Post Oak Parkway
                    5 Post Oak Park
                Houston, Texas   77027
        (Name and address of agent for service)

                    (713) 629-3005
       (Telephone number, including area code,
                 of agent for service)






     The registrant hereby amends its Registration Statement on Form S-8 (No. 33-12439), as amended (the "Registration Statement") to deregister 49,361 shares of common stock, without par value, of Houston Industries Incorporated remaining unsold and unissued under the Paragon Communications Employees Stock Savings Plan.

                       SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933 and Rule 478(a) thereunder, the Registrant, Houston Industries Incorporated, certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 18, 1995.

                         HOUSTON  INDUSTRIES  INCORPORATED


                         By:   /s/ William A. Cropper
                              William A. Cropper
                              Vice President and Treasurer